EXHIBIT 99.1

[AMERICAN HOME MORTGAGE LOGO]

FOR IMMEDIATE RELEASE
---------------------


                         American Home Mortgage Expects
            Reduced Earnings in the First Quarter and Full Year 2007

 Market conditions are expected to reduce gain on sale revenues and necessitate write-downs of low investment grade and residual securities

The Company now sees first quarter earnings per diluted share of $0.40 to $0.60 and full year 2007 earnings per diluted share of $3.75 to $4.25

Common stock dividend policy is changed to $0.70 per share per quarter or $2.80 on an annualized basis


MELVILLE, NY-April 6, 2007 - American Home Mortgage Investment Corp. (NYSE: AHM) announced today that it expects lower income in the first quarter and full year 2007 than previously forecasted due to conditions in the secondary mortgage and mortgage-backed securities markets.

Michael Strauss, American Home's Chairman and Chief Executive Officer, commented, "During March, conditions in the secondary mortgage and mortgage securities markets changed sharply. In particular, these markets were characterized by far few buyers offering materially lower prices, both for loan pools and for "AA", "A", "BBB" and residual mortgage securities. These changes had a significant, adverse impact on our Company's first quarter results, reducing our gain on sale revenue and causing mark-to- market losses in our portfolio. While the market may recover, and while we will attempt to restore our gain on sale margins by raising interest rates charged to consumers, our working assumption must be that current market conditions will persist and that our gain on sale margins will not recover through the balance of the year. Consequently, I am disappointed to report that our Company is lowering its full year earnings guidance and its dividend policy."

First Quarter Results
---------------------

The Company's first quarter results will be adversely affected by lower gain on sale margins. As March progressed, loan pools offered for sale by the Company received relatively few bids at lower than expected prices. As a result, those loans originated by the Company in late February and during March earned lower gain on sale revenues than were anticipated.

The Company's first quarter results will also be adversely affected by write-downs of its portfolio of low investment grade and residual securities. In particular, the Company's approximately $484 million of securities rated "AA", "A" or "BBB" will be written down to account for an unusually large widening in the first quarter of the spread over LIBOR at which these securities trade.

Additionally, the Company's first quarter results will be adversely affected by ongoing high delinquency related charges due to the Company establishing additional reserves for increases in non-performing loans. While high delinquency charges were expected, their impact on quarterly results continues to be significant. A disproportionate share of the Company's non-performing loans are repurchased Alternate "A" loans. The Company has ceased offering those types of Alternate "A" loans that have resulted in a high proportion of its repurchases, and consequently believes the portion of delinquency related charge resulting from repurchases will diminish toward year-end. While non-performing loans increased during the quarter, the Company did experience a decline in early stage delinquencies, with loans in early stage delinquencies lower at the end of the first quarter than at year-end 2006.

During the first quarter, the Company's loan production was approximately $16.7 billion. Also during the quarter, the Company's net interest income and mortgage servicing income were near forecast levels.

First Quarter Earnings Guidance
-------------------------------

Investors are strongly cautioned that the Company has not yet closed its first quarter, and its actual financial results for the first quarter are unknown and difficult to forecast. Given information currently available, the Company believes its first quarter diluted earnings per share will approximate $0.40 to $0.60.

Full Year 2007 Earnings Guidance
--------------------------------

Due to the Company's first quarter earnings shortfall, and based on the possibility that current market conditions will continue to prevail for an extended period, the Company is lowering its full year 2007 earnings guidance to $3.75 to $4.25 per diluted share. Assumptions underlying the revised guidance include slightly lower gain on sale margins in the second quarter compared to the first quarter, and gain on sale margins in the third and fourth quarters similar to the first quarter. Also underlying the revised guidance are the absence of further write-downs of low investment grade and residual securities, and delinquency related charges similar to the first quarter through the balance of the year, except that repurchase related charges are projected to diminish slightly in the fourth quarter.

Dividend Policy
---------------

Due to the Company's first quarter earnings shortfall and the Company's revised outlook for the balance of 2007, the Company is lowering its common stock dividend policy to $0.70 per share per quarter or $2.80 per share on an annualized basis. The new dividend policy applies to the second quarter 2007 dividend payable in July 2007. Please note, however, that the Company's dividend policy does not represent an obligation to pay dividends, and that dividends are only due and payable upon their declaration by the Company's Board of Directors.

Earnings Release and Conference Call
------------------------------------

American Home will announce its first quarter results in a press release that will be issued before the market opens on Monday, April 30, 2007. The Company will hold a conference call that same day at 10:30 AM EST to discuss earnings.

Interested parties may listen to the live conference call by visiting the investor relations section of American Home's corporate website, www.americanhm.com. A replay of the online broadcast will be available on the site through May 14, 2007.

About American Home Mortgage
----------------------------

American Home Mortgage Investment Corp. is a mortgage real estate investment trust (REIT) focused on earning net interest income from self-originated loans and mortgage-backed securities, and, through its taxable subsidiaries, from originating and selling mortgage loans and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices and mortgage brokers as well as purchased from correspondent lenders, and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward-looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

                                       ###


CONTACT:

Mary M. Feder
Vice President, Investor Relations
(631) 622-6469
mary.feder@americanhm.com